UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 30, 2026

TERRA PROPERTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-40496	81-0963486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 West 28th Street, 12th Floor

New York New York 10001

(Address of principal executive offices, including zip code)

(212) 753-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.00% Notes due 2026	TPTA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Exchange Offers

On March 30, 2026, Terra Property Trust, Inc. (the “Company”) completed its previously disclosed exchange offers (the “Exchange Offers”), pursuant to which the Company offered to exchange all validly tendered (i) unsecured 6.00% Senior Notes due June 30, 2026, issued by the Company (the “Company Notes”) and (ii) unsecured 7.00% Senior Notes due March 31, 2026, issued by Terra Income Fund 6, LLC (“TIF6”), a wholly owned subsidiary of the Company (the “TIF6 Notes”), for new 7.00% Senior Secured Notes due March 31, 2029 of the Company (the “Exchange Notes”).

The Exchange Offers expired at 5:00 p.m. New York City time, on March 26, 2026, and the final settlement of the Exchange Offers took place on March 30, 2026. On March 31, 2026, TIF6 repaid the remaining outstanding principal balance of the TIF6 Notes.

In connection with the Exchange Offers, the Company filed a registration statement on Form S-4 (File No. 333-293479) relating to the issuance of the Exchange Notes with the U.S. Securities and Exchange Commission (the “SEC”) on February 13, 2026 (as amended from time to time, the “Registration Statement”), which was declared effective by the SEC on March 26, 2026. The Exchange Offers were made pursuant to the terms and conditions set forth in the Registration Statement, which contains a more comprehensive description of the Exchange Offers.

Indenture

As previously announced, $24,027,025 of the Company Notes and $1,550,975 of the TIF6 Notes were validly tendered and not withdrawn in the Exchange Offers. On March 30, 2026 (the “Issue Date”), the Company issued Exchange Notes with an aggregate principal balance of $25,578,000. The Exchange Notes were issued pursuant to an Indenture (the “Indenture”), dated March 30, 2026, by and between the Company and U.S. Bank Trust Company, National Association, in its capacity as trustee and collateral agent, a copy of which is filed as Exhibit 4.1 hereto, and is incorporated herein by reference.

The Exchange Notes are the senior secured obligations of the Company to the extent of the value of the Collateral (as defined below) securing the Exchange Notes, pari passu in right of payment with all of the Company’s existing and future unsubordinated debt that is not expressly subordinated in right of payment to the Exchange Notes, senior in right of payment to any of the Company’s existing and future debt that is expressly subordinated in right of payment to the Exchange Notes, effectively senior to the Company’s existing and future debt that is unsecured or that is secured by a junior lien on the Collateral securing the Exchange Notes, in each case to the extent of the value of the Collateral securing the Exchange Notes, effectively subordinated to all of the Company’s existing and future debt, guarantees and other liabilities (including trade payables) that are secured by liens on assets that do not constitute a part of the Collateral securing the Exchange Notes to the extent of the value of such assets securing such debt and other liabilities, and structurally subordinated to all existing and future debt and other liabilities (including trade payables) of any existing and future subsidiaries of the Company’s. Subject to certain exceptions, the Exchange Notes will be secured by a perfected security interest in the Collateral.

As of the Issue Date, the Exchange Notes were not guaranteed by any of the Company’s subsidiaries. Subject to certain exceptions, the Exchange Notes are secured by perfected liens granted by the Company on certain equity interests in the Company’s subsidiaries held by the Company from time to time, as more fully described in the Registration Statement. Subject to certain exceptions described in the Registration Statement, the Company will initially grant liens in the following (collectively with any liens on additional collateral that are granted by the Company from time to time, the “Collateral”): the equity interests the Company holds in (i) Boundary Pref LLC, (ii) Howell Lendco LLC, (iii) Maspen MS I LLC, (iv) Royaltree Lendco, LLC, (v) Terra 370 Lex, LLC, (vi) Terra Driggs, LLC, (vii) Terra Walnut Development, LLC, (viii) Vaspen MS I LLC, (ix) XS Maple LLC, (x) Terra Industrial LLC, (xi) MCM Maxx, LLC, (xii) Terra Mortgage Portfolio I, LLC, (xiii) Terra Mortgage Portfolio II, LLC, (xiv) Fund Financing, LLC, (xv) TPT Special Subsidiary, LLC, (xvi) University Park Lendco, LLC, (xvii) Peachtree Lendco LLC and (xviii) Wonder. However, the Indenture permits the Company to release the liens on any Collateral securing the Exchange Notes, if: (i) no event of default shall have occurred and be continuing; (ii) the Company maintains a Collateral Coverage Ratio (as defined in the Indenture) of not less than 1.35 to 1.00 (calculated on a pro forma basis, as if the release of such Collateral had occurred on the last day of the most recent fiscal quarter for which financial information in respect thereof is available); and (iii) certain other requirements are met as further described in the Indenture and Security Documents (as defined in the Indenture).

The Company will pay interest on the Exchange Notes monthly, on the last day of each month, beginning April 30, 2026. Interest on the Exchange Notes will accrue from March 30, 2026, at a rate of 7.00% per annum. The Exchange Notes will mature on March 31, 2029, unless earlier redeemed or repurchased by the Company in accordance with their terms prior to such date.

Prior to December 31, 2026, the Company may redeem the Exchange Notes in whole or in part at any time, or from time to time, at a redemption price of 101% of the outstanding principal amount of the Exchange Notes to be redeemed plus accrued and unpaid interest payments otherwise payable thereon for the then-current monthly interest period accrued to, but excluding, the date fixed for redemption. On or after December 31, 2026, the Company may redeem the Exchange Notes in whole or in part at any time, or from time to time, at a redemption price of 100% of the outstanding principal amount of the Exchange Notes to be redeemed plus accrued and unpaid interest payments otherwise payable thereon for the then-current monthly interest period accrued to, but excluding, the date fixed for redemption.

The Indenture contains certain covenants that, among other things, limit the Company’s ability to: (i) incur certain additional indebtedness unless the Company has a Collateral Coverage Ratio of not less than 1.35 to 1.00 (calculated on a pro forma basis, as if the incurrence of such additional indebtedness had occurred on the last day of the most recent fiscal quarter for which financial information respect thereof is available); (ii) pay Dividends (as defined in the Indenture) in excess of 90% of the Company’s taxable income or purchase any outstanding Capital Interests (as defined in the Indenture) unless the Company has a Collateral Coverage Ratio of not less than 1.35 to 1.00 (calculated on a pro forma basis, as if the payment of such Dividends or repurchase of such Capital Interests had occurred on the last day of the most recent fiscal quarter for which financial information respect thereof is available); and (iii) merge or consolidate with another person.

The Indenture does not require the Company to offer to purchase the Exchange Notes in connection with a change of control or any other event.

The Indenture provides for certain events of default, including: (i) the Company’s failure to pay the principal (or premium, if any) of any Exchange Note when due; (ii) the Company’s failure to pay the interest on any Exchange Note when due and such default is not cured within 30 days; (iii) the Company remains in breach of any other covenant with respect to the Exchange Notes for 60 days after receiving a written notice of default stating the Company is in breach; (iv) the occurrence of any of the following: (a) except as permitted by the Indenture, any Security Document or the Intercreditor Agreement (as defined in the Indenture) (on or after the date it is executed) ceases for any reason to be fully enforceable, in each case, on any material portion of the Collateral purported to be covered thereby; (b) except as permitted by the indenture governing the Exchange Notes, any lien purported to be granted under any Security Document on any material portion of the Collateral ceases to be a valid, enforceable and perfected lien with the priority required by the Security Documents; or (c) the Company, or any person acting on its behalf, denies or disaffirms, in any pleading in any court of competent jurisdiction, any material obligation of the Company’s set forth in or arising under any Security Document and in the case of clauses (a) through (c) hereof, such failure or such assertion shall be continued uncured or rescinded for a period of 30 days; (v) the Company file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization; and (vi) in the case of certain orders or decrees entered against the Company under any bankruptcy law, such order or decree remains undischarged or unstayed for a period of 60 days. The events of default are subject to important exceptions and qualifications, as set forth in the Indenture.

The above description of the Indenture and the Exchange Notes is a summary only and is qualified in its entirety by reference to the Indenture and the Form of Exchange Notes included therein, which are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of March 30, 2026, by and among Terra Property Trust, Inc., and U.S. Bank Trust Company, National Association.

4.2	Form of 7.00% Senior Secured Notes due 2029 (included as Exhibit A in Exhibit 4.1 hereto).

104	Cover Page Interactive Data File, formatted in inline XBRL.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA PROPERTY TRUST, INC.

Date: April 1, 2026	By:	/s/ Gregory Pinkus
	Name:	Gregory Pinkus
	Title:	Chief Financial Officer